UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:
[ ]	Preliminary Information Statement
[ ]	Confidential - For Use of the Commission Only (as permitted by Rule 14a-5(d)(2))
[X]	Definitive Information Statement

US BIODEFENSE, INC.
(Name of Registrant as Specified in its Charter)

Registrant
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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US BIODEFENSE, INC.
300 State Stree East, Suite 226
                                                                                                       Oldsmar, Florida 34677
Notice of Action by Written Consent of Stockholders

Dear Stockholder:

    The purpose of this information statement is to inform the holders of record of shares of our common stock as of the close of business on the record date, November 12, 2007, that our board of directors recommended, and that the holder of the majority of our capital stock voted on December 3, 2007 in favor of a resolution that granted authority to our board of directors to implement a reverse stock split of our common stock on the basis of one post-split share for each one thousand pre-split shares.

    The corporate action was taken by consent of the holders of a majority of the shares outstanding, pursuant to Utah law. We had one consenting stockholder, David Chin, our President and Director at the time of the vote, who held 37,292,119 shares of our common stock as of the record date. Each share of our common stock is entitled to one vote on all matters brought before the stockholders. As of the record date, Mr. Chin had the power to vote 37,292,119 shares of our common stock, which number exceeds the majority of the 60,304,047 issued and outstanding shares of our common stock on the record date. Mr. Chin had the power to pass the corporate action without the vote of any of our other stockholders.

    This consent satisfies the stockholder approval requirement for the corporate action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

    Proxies are not being solicited because a stockholder holding a majority of our issued and outstanding voting common stock held enough shares to effect the corporate action and voted in favor of the proposal contained herein.

/s/ Scott Gallagher
Scott Gallagher
Chief Executive Officer

Oldsmar, Florida
February 4, 2008

US BIODEFENSE, INC.
300 State Stree East, Suite 226
                                                                                                       Oldsmar, Florida 34677

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

    This information statement is furnished to the holders of record at the close of business on November 12, 2007, the record date, of the outstanding common stock of US Biodefense, Inc., pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with the consent of a holder of the majority of the votes of our stock granting authority to our board of directors to implement a reverse stock split of our common stock on the basis of one post-split share for each one thousand pre-split shares owned. The reverse split occured on December 3, 2007.

Dissenters' Right of Appraisal

    The Utah Revised Business Corporation Act does not provide for stockholders’ rights of dissent with regard to the corporate action.

Voting Securities

     In accordance with our bylaws, our board of directors fixed the close of business on November 12, 2007 as the record date for determining the stockholders entitled to notice of the above noted action. The approval of the discretionary authority with respect to the reverse stock split requires the affirmative vote of the majority of the shares of our common stock issued and outstanding at the time the vote is taken. The quorum necessary to conduct business of the stockholders is a majority of the common stock issued and outstanding as of the record date.

    As of the record date, 60,304,047 shares of our common stock were issued and outstanding. We had a consenting stockholder, Mr. David Chin, our President and Director at the time of the vote, who held 37,292,119 shares of our common stock on the record date. Each share of our common stock is entitled to one vote on all matters brought before the stockholders. Therefore, Mr. Chin had the power to vote 37,292,119 shares of the common stock, which number exceeds the majority of the 60,304,047 issued and outstanding shares of our common stock on the record date.

    Mr. Chin voted in favor of the grant of authority to the board with respect to the reverse stock split. Mr. Chin had the power to pass the corporate action without the vote of any of our other stockholders.

PROPOSAL

Grant of Authority to the Board of Directors to Implement a One For One Thousand Reverse Stock Split

    Our board of directors adopted a resolution to seek stockholder approval to grant authority to our board of directors to implement a reverse split for the purpose of increasing the market price of our common stock. The reverse split exchange ratio that the board of directors approved and deemed advisable is one post-split share for one thousand pre-split shares.

    The board of directors believed that the higher share price that might initially result from the reverse stock split could help generate interest in the US Biodefense, Inc. among investors and thereby assist us in creating a more liquid market for our stockholders.

    Stockholders should note that the effect of the reverse split upon the market price for our common stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of our common stock after the split will not be less than 1,000 times the current market price for our shares of common stock immediately prior to the split. Furthermore, there can be no assurance that the market price of our common stock immediately after the split will be maintained for any period of time. Moreover, because some investors may view the reverse split negatively, there can be no assurance that the split will not adversely impact the market price of our common stock or, alternatively, that the market price following the reverse split will either exceed or remain in excess of the current market price.

Effect of the Split

    The reverse split did not affect the registration of our common stock under the Securities Exchange Act of 1934, as amended, nor did it change our periodic reporting or other obligations thereunder.

    The voting and other rights of the holders of our common stock were not affected by the split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 0.5 percent of the voting power of the outstanding shares of our common stock immediately prior to the split continued to hold 0.5 percent of the voting power of the outstanding shares of our common stock immediately after the split. The number of stockholders of record was not affected by the split.

    The number of shares of our common stock issued and outstanding decreased following the effective time of the split in accordance with the ratio of one post-split share for each one thousand pre-split shares held by the stockholders. Thus, if you held 1,000 shares of our common stock, you automatically received 1 share of our common stock.

    The authorized number of shares of our common stock and the par value of our common stock under our Articles of Incorporation, as amended, remained the same following the effective time of the split. We are authorized to issue up to 100,000,000 shares of common stock, of which 60,304,047 shares were issued and outstanding immediately prior to the reverse split. After the reverse split, we had 60,304 shares of common stock issued and outstanding, thereby increasing the total number of authorized shares we have available for future issuances. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the currently outstanding shares of our common stock.

Effective Date

     The reverse split was effected on December 3, 2007. On such date, all shares of our common stock that were issued and outstanding immediately prior thereto automatically and without any action on the part of the stockholders, converted into new shares of our common stock in accordance with the one for one thousand exchange ratio.

Vote Required

    The affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock is required to approve the grant of authority to our directors to implement the reverse stock split. The written consent of the holder of a majority of our issued and outstanding stock approving the reverse split, dated December 3, 2007, satisfies stockholder approval requirements.

SECURITY OWNERSHIP OF MANAGEMENT AS OF NOVEMBER 12, 2007

The following table sets forth as of November 12, 2007, certain information regarding the beneficial ownership of our common stock by:

1.	Each person who is known to us to be the beneficial owner of more than 5% of the common stock,
2.	Each of our directors and executive officers and
3.	All of our directors and executive officers as a group.

    Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse.

	Name and Address	Amount and Nature	% of
Title of Class	of Beneficial Owner	of Beneficial Owner	Class

Common Stock	David Chin (1)	37,292,119	61.8%
	375 South 6th Avenue
	City of Industry, California 91746

	All Officers and Directors (1)	37,292,119	61.8%

    (1) Mr. Chin resigned as our Chief Executive Officer of January 10, 2008.

SECURITY OWNERSHIP OF MANAGEMENT AS OF FEBRUARY 4, 2008

The following table sets forth as of February 4, 2008, certain information regarding the beneficial ownership of our common stock by:

1.	Each person who is known to us to be the beneficial owner of more than 5% of the common stock,
2.	Each of our directors and executive officers and
3.	All of our directors and executive officers as a group.

    Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse.

	Name and Address	Amount and Nature	% of
Title of Class	of Beneficial Owner	of Beneficial Owner	Class

Common Stock	Scott Gallagher, Chief Executive Officer	10,000,000(1)	95.6%
	300 State Street East, Suite 226
	Oldsmar, Florida 34677

	All Officers and Directors (1)	10,000,000	95.6%

    (1) Mr. Gallagher became our Chief Executive Officer in a change of control transaction on January 10, 2008.  Mr. Gallagher owns 5,000,000 shares of our common stock directly and 5,000,000 shares of our common stock indirectly through 221 Fund, LLC, of which Mr. Gallagher serves as the Chief Investment Officer.  The shares were purchased on January 10, 2008, for total consideration of $300,000.

COPIES OF ANNUAL AND QUARTERLY REPORTS

    We will furnish a copy of our Annual Report on Form 10-KSB for the year ended November 30, 2006 and all subsequent Quarterly Reports on Form 10-QSB and any exhibit referred to therein without charge to each person to whom this information statement is delivered upon written or oral request by first class mail or other equally prompt means within one business day of receipt of such request. Any request should be directed to our corporate secretary at: 300 State Street East, Suite 226, Oldsmar, Florida 34677.